Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 ( No. 333-20169) and related prospectus pertaining to the Cal-Maine Foods, Inc. 1993 Stock Option Plan and in the Post-Effective amendment No.1 to Form S-1 on Form S-3 (No. 333-14809) and related prospectus pertaining to shares underlying common stock purchase warrants of Cal-Maine Foods, Inc., of our report dated July 17, 1999, with respect to the consolidated financial statements and schedule of Cal-Maine Foods, Inc. included in the Annual Report (Form 10-K) for the year ended May 29, 1999.


                                                          /s/ERNST & YOUNG LLP


Jackson, Mississippi
August 24, 1999